February 17, 2009	EXHIBIT 99.1

PRIME GROUP REALTY TRUST ANNOUNCES STATUS OF RESTATEMENTS

CHICAGO, Illinois. February 17, 2009 – Prime Group Realty Trust (NYSE: PGEPRB) (the ”Company”) announced today that in response to comments by the Staff of the United States Securities and Exchange Commission (the “SEC”) in connection with their review of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed with the SEC on July 23, 2008, the Company’s management, after consultation with its independent accountants, determined that a $4.2 million tax indemnification payment made in January 2006 was incorrectly recorded in the Company’s consolidated financial statements. Accordingly, the previously filed consolidated financial statements for the fiscal years ended December 31, 2006 and December 31, 2007 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, and the interim reports for the periods ending March 31, 2008 and June 30, 2008 included in the Company’s Quarterly Reports on Form 10-Q, should no longer be relied upon because of the restatement of certain items in the consolidated financial statements as described below.

The tax indemnification payment was previously capitalized as building improvements as a purchase price allocation under Statement of Financial Accounting Standards No. 141 “Business Combinations.” As a result of the review by the SEC, it was determined by management, after consultation with its independent accountants, that the Company should have accounted for the payment as a charge to operations. Accordingly, the Company will restate its financial statements and other financial information for the years ended December 31, 2006 and 2007, and for the quarterly periods ended March 31, 2008 and June 30, 2008.

The effect of the change in accounting with respect to the tax indemnification payment will be as follows:

•	In the 2006 consolidated financial statements, total assets, as previously reported, will decrease by approximately $4.1 million, loss from continuing operations before minority interests, as previously reported, will increase by $4.1 million, and shareholders equity as well as net income will decrease by $36,000. Net cash provided by operating activities, as previously reported, will decrease by $4.2 million and net cash provided by investing activities, as previously reported, will increase by $4.2 million.

•	In the 2007 consolidated balance sheet, total assets and shareholders equity, as previously reported, will decrease by approximately $4.0 million.

•	In the first and second quarter 2008 consolidated balance sheets, total assets, as previously reported, will decrease by approximately $3.9 million.

When taken together with the restatements previously disclosed by the Company in the Form 8-K filed with the SEC on August 21, 2008, the effect of the changes will be as follows:

•	In the 2006 consolidated financial statements as of December 31, 2006, total assets will decrease from approximately $654.1 million to approximately $650.0 million, minority interest – operating partnership will decrease from approximately $24.8 million to approximately $20.8 million, shareholders equity will be unchanged at approximately $104.4 million and net income will be unchanged at approximately $8.6 million. Net cash provided by operating activities will decrease from approximately $4.8 million to approximately $0.6 million and net cash provided by investing activities will increase from approximately $66.4 million to approximately $70.6 million.

•	In the 2007 consolidated financial statements as of December 31, 2007, total assets will decrease from approximately $675.9 million to approximately $671.9 million, minority interest – operating partnership will decrease from approximately $65.0 million to $0, shareholders equity (deficit) will increase from approximately ($24.7) million to approximately $36.4 million and net loss will increase from approximately $44.8 million to approximately $59.0 million.

•	In the first quarter 2008 consolidated financial statements as of March 31, 2008, total assets will decrease from approximately $567.1 million to approximately $563.1 million, minority interest – operating partnership will decrease from approximately $98.3 million to approximately $13.7 million, shareholders equity will decrease from a deficit of approximately $90.1 million to a deficit of approximately $9.5 million and net loss will decrease from approximately $60.2 million to approximately $46.0 million.

•	In the second quarter 2008 consolidated financial statements as of June 30, 2008, total assets will decrease from approximately $540.4 million to approximately $536.5 million, minority interest – operating partnership will decrease from approximately $89.6 million to $0, shareholders equity (deficit) will increase from approximately ($81.4) million to approximately $4.3 million and net loss will increase from $5.6 million to approximately $13.1 million.

The Company intends to promptly file amendments to its periodic reports described above that have previously been filed with the Securities and Exchange Commission to reflect the restatements described in this Item 4.02 and in the August 21, 2008 Form 8-K referred to above. The Company expects such amendments to be filed within the next several weeks.

The management of the Company has discussed the matters disclosed in this item with the Company’s independent registered public accounting firm, Grant Thornton, LLP.

About Prime Group Realty Trust

Owned by one of the largest private real estate owners in the country, The Lightstone Group, Prime Group Realty Trust is a fully-integrated, self-administered, and self-managed real estate investment trust (REIT) which owns, manages, leases, develops, and redevelops office and industrial real estate, primarily in metropolitan Chicago. The Company currently owns 9 office properties containing an aggregate of 3.4 million net rentable square feet, a joint venture interest in one office property comprised of approximately 101,000 net rentable square feet and a membership interest in an unconsolidated entity which owns 552 extended-stay hotel properties in operation in 43 U.S. states consisting of approximately 59,000 rooms and three hotels in operation in Canada consisting of 500 rooms. It leases and manages approximately 3.4 million square feet comprising all of the wholly-owned properties. In addition, the Company is also the managing and leasing agent for the approximately 959,000 square foot property known as The United Building located at 77 West Wacker Drive in Chicago, Illinois, and the approximately 1.5 million square foot Citadel Center office building located at 131 South Dearborn Street in Chicago, Illinois. For more information about Prime Group Realty Trust, contact the company’s Chicago headquarters at (312) 917-1300 or visit its website at www.pgrt.com.

About the Lightstone Group

The Lightstone Group is one of the country’s largest privately held real estate companies with interests in residential, office, retail, hospitality, and industrial real estate assets. The company, principally through its related operating entities, Prime Retail, Extended Stay Hotels, and Prime Group Realty Trust, owns a diversified portfolio of over 687 hotels, 18,000 residential units and approximately 29 million square feet of office, industrial and retail properties in 46 states, the District of Columbia, Canada and Puerto Rico. Headquartered in New York, The Lightstone Group employs approximately 14,000 staff and professionals and maintains regional offices in Maryland, South Carolina, Illinois and New Jersey. For more information on The Lightstone Group, call 800-347-4078 or visit www.lightstonegroup.com.

Certain statements contained in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management’s current views with respect to future events and financial performance. The words, “believes,” “expects,” “anticipates,” “estimates,” and similar words or expressions are generally intended to identify forward-looking statements. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to, changes in general economic conditions, adverse changes in real estate markets as well as other risks and uncertainties included from time to time in the Company’s filings with the Securities and Exchange Commission.

Contact:
Jeffrey A. Patterson	Paul G. Del Vecchio
President and Chief Executive Officer	Executive Vice President—Capital Markets
312/917-1300	312/917-1300